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EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY
for
10.359% Senior Secured Notes due 2011, Series B
of
FOSTER WHEELER LLC
and
Guaranteed by certain Guarantors
Pursuant to the Prospectus dated                        , 2004

        This form must be used by a holder of 10.359% senior secured notes due 2011, Series B (the "Old Notes") of Foster Wheeler LLC, a Delaware limited liability company ("Foster Wheeler"), and guaranteed by certain guarantors listed in the Prospectus (as defined below), who wishes to tender Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures" in the Prospectus dated                        , 2004 (the "Prospectus") and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to those guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery on or before the Expiration Date of the Exchange Offer. Capitalized terms used but not defined in this notice have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2004 UNLESS EXTENDED (THE "EXPIRATION DATE").

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Overnight Courier or Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Registered or Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By Hand: Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg.—12th Floor 608 2nd Avenue South Minneopolis, MN 55402
Attn: Reorg (if by mail, registered or certified recommended)	Attn: Reorg	Attn: Reorg
By Facsimile:	To Confirm by Telephone:
(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 677-9764 Attn: Bondholder Communications

        Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to Foster Wheeler the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal.

        The undersigned hereby tenders the Old Notes listed below:

Certificate Number(s) (if known) of Old Notes	Aggregate Principal Amount Represented by Old Notes Certificate(s)	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date:	, 2003
Address:

Area Code and Telephone No.

        The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):
Capacity:

Address(es):

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GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal, together with the Old Notes tendered hereby in proper form for transfer and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of firm:
Address:
(Include Zip Code)
Area Code and Tel. No.
Authorized Signature:
Name:	(Please Print)
Title:
Dated:	, 2003

        DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery on or before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Old Notes, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal.

        2.     Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to Foster Wheeler of the person's authority to so act.

        3.     Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address specified in this Notice of Guaranteed Delivery and in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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NOTICE OF GUARANTEED DELIVERY for 10.359% Senior Secured Notes due 2011, Series B of FOSTER WHEELER LLC and Guaranteed by certain Guarantors Pursuant to the Prospectus dated , 2004
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY